Exhibit 16.1

May 7, 2010

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Nobility Homes Inc.’s statements included under Item 4.01 of its Form 8-K filed on May 7, 2010 and we agree with such statements concerning our firm.

/s/ MCGLADREY & PULLEN, LLP